Exhibit 99.1
Cutera Appoints Janet Widmann and Juliane Park to its Board of Directors

BRISBANE, Calif. – (BUSINESS WIRE) – December 13 , 2021 – Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), a leading provider of energy-based aesthetic systems for practitioners worldwide, today announced that Janet Widmann and Juliane Park, will join its Board of Directors, effective immediately.

“Janet Widmann and Juliane Park bring distinguishing skills and perspective to our Board, and the timing of their arrival couldn’t be more auspicious,” commented J. Daniel Plants, Executive Chairman of Cutera. “Janet is a seasoned leader with more than 25 years of experience driving growth and realigning stakeholder relationships across a variety of areas within healthcare, including practice development. Juliane’s unique combination of operating, strategy and legal experience, as well as her deep knowledge of health and beauty, will be quite valuable as Cutera enters new markets.”

“I am delighted to join the Cutera Board at such a critical inflection point,” said Ms. Widmann. “I look forward to leveraging my experience to assist the Company in fulfilling its potential of accelerating growth and profitability.”

“This is a compelling moment to join the Cutera team, as it seeks to broaden its offerings and progress its commercial approach. I am excited to assist in driving this evolution,” added Ms. Park.

Dave Mowry, Chief Executive Officer of Cutera, added: “I am pleased to welcome both Janet and Juliane to Cutera. They are highly accomplished and experienced executives with a great deal to contribute as we continue our strategic transformation.”

About Janet Widmann

Ms. Widmann is a member of the Board of Directors for Avista Corporation and Delta Dental of California, and is an advisor to Vida Health. She previously served on the boards of Versant Health, the Bay Area Business Council, and the California Health Professions Education Foundation Board of Trustees. She served as President and CEO of Kids Care Dental and Orthodontics from 2016 to 2021. Prior to that, she was the Executive Vice President and Chief Executive, Blue Shield of California from 2003 to 2015. She was also the Chief Operations Officer of Health Net's dental and vision subsidiaries.

Ms. Widmann earned an MHA at the University of Southern California, and a B.S. in Health Administration at California State University, Northridge.

About Juliane Park

Ms. Park currently serves as Chief Transformation Officer of Olaplex Holdings, Inc., and was previously the Chief Strategy Officer at Hudson’s Bay Company, a global retailer whose portfolio includes Saks Fifth Avenue, Saks Off Fifth, and Hudson’s Bay from 2018 to 2020. She served as the Head of Merchandising at Bluemercury, a premium specialty beauty retailer from 2016 to 2018 and held various leadership roles in Merchandising at CVS Health, including Chief Merchant, Hispanic Formats and DMM, Front Store Healthcare from 2013 to 2016. Prior to CVS, Ms. Park served as a strategy consultant at McKinsey & Company, focusing on growth strategy within the consumer and retail sectors.

Ms. Park earned an M.B.A. from the Tuck School of Business at Dartmouth, a J.D. from the University of Toronto, and a B.A. in Commerce from the University of Toronto.

About Cutera

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, the addition of two new directors and Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera. All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Cutera, Inc.
Anne Werdan
Director, Investor Relations
415-657-5500
awerdan@cutera.com